Exhibit 99.4

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your telephone or Internet voting instructions authorize the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned your proxy card. INTERNET Use the Internet – www to provide .proxypush voting ..com/pebo instructions until 11:59 p.m. (CDST) on July 21, 2021, or 11:59 p.m. (CDST) on July 16, 2021 in the case of common shares held under Peoples’ Retirement Savings Plan. Use PHONE a touch – 1-tone 866-telephone 883-3382 to provide voting instructions until 11:59 p.m. (CDST) on July 21, 2021, or 11:59 p.m. (CDST) on July 16, 2021 in the case of common shares held under Peoples’ Retirement Savings Plan. MAIL – If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you provide voting instructions by Internet or by Telephone, you do NOT need to mail back your proxy card. The Board of Directors Recommends a Vote “FOR” the Proposals in Item No. 1, Item No. 2 and Item No. 3. 1. Adoption and approval of Agreement and Plan of Merger dated as of March 26, 2021, by and between Peoples Bancorp Inc. (“Peoples”) and Abstain Premier Financial Bancorp, Inc., and the transactions contemplated thereby, including but not limited to the issuance of Peoples common shares. 2. Adoption and approval of an amendment to Peoples’ amended articles of incorporation to increase the number of authorized shares of Peoples Abstain common shares from 24,000,000 shares to 50,000,000 shares. 3. Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Abstain special meeting to adopt and approve the Agreement and Plan of Merger. THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM NO. 1, FOR THE PROPOSAL IN ITEM NO. 2, AND FOR THE PROPOSAL IN ITEM NO. 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OF SHAREHOLDERS, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS AS THE DIRECTORS OF PEOPLES MAY RECOMMEND. Address Change? Mark box, sign, and indicate changes below: â– Date Signature(s) in Box Please sign exactly as your name(s) appears on this proxy card. If common shares are held in joint tenancy, all persons should sign. Trustees, administrators, etc., must include title and authority. Corporations and other entities must provide full name of corporation/entity and title of authorized officer signing this proxy card.

PEOPLES BANCORP INC. SPECIAL MEETING OF SHAREHOLDERS Thursday, July 22, 2021 10:00 a.m., Eastern Daylight Saving Time To register for the virtual meeting along with voting your common shares, please follow the instructions below: • Visit www.proxydocs.com/pebo on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible. • As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this Proxy Card. • After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. Peoples Bancorp Inc. P.O. Box 738 Marietta, OH 45750 proxy This proxy is solicited by the Board of Directors for use at the Special Meeting of Shareholders to be held on July 22, 2021. The common shares of Peoples Bancorp Inc. (“Peoples”) as to which you have voting authority, including those held on your behalf in a trust account, under Peoples’ Dividend Reinvestment and Stock Purchase Plan, or under Peoples’ Retirement Savings Plan, will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the common shares of Peoples represented by this proxy card will be voted, except in the case of common shares held under Peoples’ Retirement Savings Plan and broker non-votes, where applicable, “FOR” the proposal in Item No. 1, “FOR” the proposal in Item No. 2 and “FOR” the proposal in Item No. 3. Notice to Participants in Peoples’ Retirement Savings Plan: If you participate in Peoples’ Retirement Savings Plan, by completing and signing this proxy card or providing voting instructions by the Internet, or by telephone, you will be deemed to have instructed the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you do not provide voting instructions by 11:59 p.m., Central Daylight Saving Time, on July 16, 2021, the trustee will not vote the common shares allocated to your account. By signing this proxy card, you revoke all prior proxies to vote the common shares of Peoples you are entitled to vote at the Special Meeting of Shareholders and appoint Kathryn M. Bailey and Charles W. Sulerzyski, and each of them, with full power of substitution, as your proxies to attend the Special Meeting of Shareholders and vote your common shares of Peoples on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Special Meeting of Shareholders. Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc. The three arched ribbons logo is a federally registered service mark of Peoples Bank. See reverse for voting instructions.